Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-30639 filed on July 2, 1997 and No. 333-170857 filed on November 29, 2010) on Form S-8 of Griffin Industrial Realty, Inc. of our reports dated February 10, 2017, relating to the consolidated financial statements and the financial statement schedules and effectiveness of internal control over financial reporting of Griffin Industrial Realty, Inc., appearing in this Annual Report on Form 10-K of Griffin Industrial Realty, Inc. for the year ended November 30, 2016.

New Haven, Connecticut

February 10, 2017